UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 9, 2026

Compass, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40291	30-0751604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Fifth Avenue, 4th Floor New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (646) 982-0353
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, $0.00001 par value per share	COMP	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 9, 2026 (the “Closing Date”), Compass, Inc. (the “Company”) completed its previously announced acquisition of Anywhere Real Estate Inc. (“Anywhere”) pursuant to the Agreement and Plan of Merger, dated as of September 22, 2025 (the “Merger Agreement”), by and among the Company, Anywhere and Velocity Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Anywhere (the “Merger”), with Anywhere surviving the Merger as a wholly-owned subsidiary of the Company.

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture and Notes

On January 9, 2026, the Company issued and sold $1,000.0 million in aggregate principal amount of the Company’s 0.25% Convertible Senior Notes due 2031 (the “Notes”) to Morgan Stanley & Co. LLC and certain other initial purchasers (collectively, the “Initial Purchasers”) pursuant to a purchase agreement (the “Purchase Agreement”), which principal amount includes $150.0 million in aggregate principal amount of Notes that were sold to the Initial Purchasers pursuant to an option that was granted to them under the Purchase Agreement, which option was exercised in full by the Initial Purchasers on January 8, 2026.

The Notes were offered in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), to the Initial Purchasers for initial resale to persons reasonably believed to be qualified institutional buyers pursuant to an exemption from registration provided by Rule 144A promulgated under the Securities Act. The offer and sale of the Notes and the underlying Class A common stock of the Company, par value $0.00001 per share (the “common stock”), issuable upon conversion, if any, have not been registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

The Company used the net proceeds from the offering of the Notes to (i) repay certain existing indebtedness of Anywhere and its subsidiaries at closing of the Merger on January 9, 2026, including borrowings under Anywhere’s revolving credit facility and payment of fees, costs and expenses related to the Merger and (ii) fund the net cost of entering into the capped call transactions described below.

In connection with the issuance of the Notes, the Company entered into an Indenture, dated as of January 9, 2026 (the “Indenture”), by and among the Company, the guarantors party thereto and Wilmington Trust, National Association, as trustee (the “Trustee”). The terms of the Notes are governed by the Indenture. The Notes will bear interest at the rate of 0.25% per annum. The Notes will mature on April 15, 2031, unless earlier repurchased, converted or redeemed.

The Notes will be redeemable, in whole or in part (subject to certain limitations set forth in the Indenture), at the Company’s option at any time, and from time to time, on or after April 20, 2029 and on or before the 40th scheduled trading day immediately before the maturity date, at a cash redemption price equal to the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, but only if (i) the Notes are “freely tradeable” as of the date on which the related redemption notice is sent, unless a redemption cash settlement election applies, and all accrued and unpaid additional interest, if any, has been paid in full, as of the most recent interest payment date occurring on or before the date on which the related redemption notice is sent and (ii) the last reported sale price per share of the common stock has been at least 130% of the conversion price on (a) each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the trading day immediately before the date we send the related redemption notice; and (b) the trading day immediately before the date the Company sends such notice. In addition, calling any Note for redemption will constitute a make-whole fundamental change with respect to that Note, in which case the conversion rate applicable to the conversion of that Note will be increased in certain circumstances if it is converted after it is called for redemption and on or before the second business day immediately before the related redemption date.

The Notes are the Company’s senior unsecured obligations and are unconditionally guaranteed, on a joint and several basis, by certain subsidiaries of the Company (the “guarantors”) on a senior unsecured basis. The Notes and the related guarantees are the Company’s and the guarantors’ general senior unsecured obligations and are and will be equal in right of payment with the Company and the guarantors’ existing and future senior indebtedness, including borrowings outstanding under the Company’s revolving credit facility and the outstanding senior notes of Anywhere (following the joinders of the related issuers and guarantors of such senior notes in accordance with the terms of the Indenture). The Notes and the related guarantees are and will be effectively subordinated to the Company and the guarantors’ existing and future secured indebtedness, to the extent of the value of the assets securing such debt, including borrowings outstanding under the Company’s revolving credit facility and the senior second lien notes of Anywhere (following the joinders of the related issuers and guarantors of such senior notes in accordance with the terms of the Indenture).

Noteholders may convert their Notes at their option only in the following circumstances:

•during any calendar quarter (and only during such calendar quarter) commencing after the calendar quarter ending on June 30, 2026, if the last reported sale price per share of our common stock exceeds 130% of the conversion price for each of at least 20 trading days, whether or not consecutive, during the 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter;

•during the five consecutive business days immediately after any 10 consecutive trading day period (such 10 consecutive trading day period, the “measurement period”) in which the trading price per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price per share of our common stock on such trading day and the conversion rate on such trading day;

•upon the occurrence of certain corporate events or distributions on the shares of our common stock, as described in the Indenture;

•if the Company calls the Notes for redemption; and

•at any time from, and including January 15, 2031 until the close of business on the second scheduled trading day immediately before the maturity date.

The initial conversion rate for the Notes is 62.5626 shares of common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $ 15.98 per share of common stock, subject to adjustment upon the occurrence of certain specified events as set forth in the Indenture. Upon conversion, the Company may choose to pay or deliver, as the case may be, cash, shares of common stock or a combination of cash and shares of common stock.

If a fundamental change (as defined in the Indenture) occurs, then, except as described in the Indenture, noteholders may require the Company to repurchase all or a portion of their Notes, at a cash repurchase price equal to the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to but excluding, the fundamental change repurchase date.

Capped Call Transactions

On January 7, 2026 and January 8, 2026, in connection with the pricing of the Notes, and the exercise by the Initial Purchasers of their option to purchase Additional Notes, the Company entered into privately negotiated capped call transactions (the “Capped Call Transactions”) with certain of the Initial Purchasers and/or their respective affiliates and/or other financial institutions (the “Option Counterparties”). The Capped Call Transactions cover, subject to certain customary adjustments, the number of shares of common stock initially underlying the Notes. The Capped Call Transactions are expected generally to reduce potential dilution to the common stock upon any conversion of Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of such converted Notes, as the case may be, with such reduction and/or offset subject to a cap. The cap price of the Capped Call Transactions will initially be $23.68 per share of common stock, which represents a premium of 100.0% over the last reported sale price of the common stock on January 7, 2026, and is subject to certain customary adjustments under the terms of the Capped Call Transactions.

The Capped Call Transactions are separate transactions entered into by the Company with each Option Counterparty, and are not part of the terms of the Notes and will not affect any noteholder’s rights under the Notes. Noteholders will not have any rights with respect to the Capped Call Transactions.

The Option Counterparties and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Option Counterparties and their respective affiliates have provided certain commercial banking, financial advisory, investment banking and other services for the Company and its affiliates in the ordinary course of their business in the past and may do so in the future, for which they have received and may continue to receive customary fees and commissions. Certain of the Option Counterparties or their respective affiliates are parties to the Purchase Agreement.

The foregoing descriptions of the Indenture, the Notes and the Capped Call Transactions do not purport to be complete and are subject to, and qualified in their entirety by, reference to the full texts of the Indenture, the form of Note and the form of base capped call confirmation and additional capped call confirmation related to the Capped Call Transactions, each of which is filed as Exhibits 4.1, 4.2, 10.1 and 10.2 hereto, respectively, and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As discussed in the Introductory Note, which is incorporated into this Item 2.01 by reference, on January 9, 2026, the Company completed its previously announced acquisition of Anywhere pursuant to the Merger Agreement. Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Anywhere (the “Anywhere Common Stock”) issued and outstanding as of immediately prior to the Effective Time (other than any shares of Anywhere Common Stock owned (i) directly or indirectly, by Anywhere or by the Company or Merger Sub, or (ii) by any direct or indirect subsidiary of either the Anywhere or the Company, other than Merger Sub) were converted into the right to receive 1.436 fully paid and nonassessable shares (the “Exchange Ratio”) of Company common stock and, if applicable, cash in lieu of fractional shares (collectively, the “Merger Consideration”).

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on September 22, 2025, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger, the Realogy Holdings Corp. Amended and Restated 2012 Long-Term Incentive Plan (the “Former Anywhere Plan”) and the Anywhere Real Estate Inc. Third Amended and Restated 2018 Long-Term Incentive Plan (the “Anywhere Plan”) as well as certain equity awards that were granted and outstanding under the Former Anywhere Plan and the Anywhere Plan were assumed by the Company and converted into equity awards in respect of shares of Company Class A Common Stock. In addition, shares remaining available for future issuance under the Anywhere Plan were assumed by the Company and added to the number of shares available for issuance under the Compass, Inc. 2021 Equity Incentive Plan pursuant to an amendment, effective as of January 9, 2026 (the “Amendment”). The foregoing description of the Amendment is only a summary and is qualified in its entirety by the Amendment, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2025.

Item 7.01.	Regulation FD Disclosure.

On January 9, 2026, the Company issued a press release announcing the completion of the Merger, a copy of which is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information provided under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” and is not deemed to be “filed” with the SEC for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Current Report on Form 8-K in such a filing. The Company does not incorporate by reference to this Current Report on Form 8-K information presented at any website referenced in this report or in any of the Exhibits attached hereto.

Item 9.01	Financial Statements and Exhibits.
The Company intends to file an amendment to this Form 8-K to file the financial statements and pro forma financial information required by Item 9.01 with respect to the Merger not later than 71 calendar days after the due date of this Form 8-K.

(d) Exhibits.

Exhibit Number	Exhibit Title or Description

2.1*
Agreement and Plan of Merger, dated as of September 22, 2025, by and among Compass, Inc., Anywhere Real Estate Inc. and Velocity Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Compass, Inc.’s Form 8-K, filed with the SEC on September 22, 2025).

4.1	Indenture, dated as of January 9, 2026, by and among Compass, Inc., the guarantors party thereto and Wilmington Trust, National Association, as trustee.

4.2	Form of 0.25% Convertible Senior Notes due 2031 (included as Exhibit A to Exhibit 4.1).

10.1	Form of Base Capped Call Confirmation.

10.2	Form of Additional Capped Call Confirmation.

99.1	Press Release issued by Compass, Inc. and Anywhere Real Estate Inc., dated January 9, 2026.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

* Annexes, schedules and/or exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K promulgated by the SEC. The Company agrees to furnish supplementally a copy of any omitted annexes, schedules or exhibits to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPASS, INC.

Date: January 9, 2026	By:	/s/ Scott Wahlers
Scott Wahlers
Chief Financial Officer